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                                                                    EXHIBIT 8(a)

                            ADMINISTRATION AGREEMENT



     AGREEMENT made as of February __, 2000, by and between MERCURY QA EQUITY SERIES, INC., a Maryland corporation (hereinafter referred to as the "Corporation") on behalf of each of its series listed on Appendix A attached hereto, as it may be amended from time to time (each, a "Fund," and collectively, the "Funds"), and MERCURY ASSET MANAGEMENT US, a division of FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership, (hereinafter referred to as the "Administrator").

                              W I T N E S S E T H:
                              --------------------

       WHEREAS, the Corporation is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Board of Directors of the Corporation (the "Directors") is authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

     WHEREAS, the Directors have established and designated each Fund as a series of the Corporation; and

     WHEREAS, the Corporation desires to retain the Administrator to provide management and administrative services to each Fund in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Administrator is willing to provide management and administrative services to each Fund on the terms and conditions hereafter set forth.
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     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Corporation and the Administrator hereby agree as follows:

                                   ARTICLE I
                                   ---------
                          Duties of the Administrator
                          ---------------------------

     (a) Employment of Administrator.  The Corporation hereby employs the
         ---------------------------
Administrator to act as a manager and administrator of each Fund, and to furnish, or arrange for affiliates to furnish, the management and administrative services described below, subject to review by and the overall control of the Directors, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation or any Fund in any way or otherwise be deemed agents of the Corporation or any Fund.

     (b) Management Services. The Administrator shall perform (or arrange for
         -------------------
the performance by its affiliates of) the management and administrative services necessary for the operation of the Corporation and each Fund including administering shareholder accounts and handling shareholder relations. The Administrator shall provide the Corporation and each Fund with office space, facilities, equipment and necessary personnel and such other services as the Administrator, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Corporation and each Fund, conduct relations with custodians, depositories, transfer agents,

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dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Corporation and each Fund as it shall determine to be desirable.

                                   ARTICLE II
                                   ----------
                       Allocation of Charges and Expenses
                       ----------------------------------

     (a) The Administrator.  The Administrator assumes and shall pay, or cause
         -----------------
its affiliate to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof. The Administrator shall pay, or cause its affiliate to pay, the compensation of all officers of the Corporation and the Directors who are affiliated persons of the Administrator or of an affiliate of the Administrator.

     (b) The Corporation.  The Corporation assumes and shall pay or cause to be
         ---------------
paid all other expenses of the Corporation and each Fund, out of the assets of each Fund and based on each Fund's allocable share of such expenses (except for the expenses paid by Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc. (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and

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actual out-of-pocket expenses of Directors who are not affiliated persons of the
Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Corporation or a Fund. It is also understood that the Corporation shall reimburse the Administrator for its costs in providing accounting services to the Corporation and each Fund. The Distributor will pay certain of the expenses of each Fund incurred in connection with the continuous offering of shares of common stock in each Fund.

                                  ARTICLE III
                                  -----------
                       Compensation of the Administrator
                       ---------------------------------

     Administrative Fees.  For the services rendered, the facilities furnished
     -------------------
and expenses assumed by the Administrator, each Fund shall pay to the Administrator at the end of each calendar month a fee based upon the average daily value of the net assets of such Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the prospectus and statement of additional information of the Funds, at the annual rate of 0.35% of the average daily net assets of each Fund, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Administrator's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share of each Fund as of the

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last business day prior to such suspension shall for this purpose be deemed to be the net asset value per share of such Fund at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
                                   ----------
                  Limitation of Liability of the Administrator
                  --------------------------------------------

     The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the management and administration of the Corporation and any Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Administrator" shall include any affiliates of the Administrator performing services for the Corporation or a Fund contemplated hereby and partners, shareholders, directors, officers and employees of the Administrator and such affiliates.

                                   ARTICLE V
                                   ---------
                        Activities of the Administrator
                        -------------------------------

     The services of the Administrator to the Corporation and the Funds are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Corporation and any Fund are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Corporation or a Fund as shareholders or otherwise.

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                                   ARTICLE VI
                                   ----------
                   Duration and Termination of this Agreement
                   ------------------------------------------

     This Agreement shall become effective with respect to a Fund as of the date such Fund commences investment operations, and shall remain in force with respect to such Fund for two years thereafter, or if sooner, until such date as may be set forth in the Appendix pertaining to such Fund, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Directors and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, with respect to one or more of the Funds by the Directors or with respect to a Fund by the vote of a majority of the outstanding voting securities of such Fund, or by the Administrator, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII
                                  -----------
                          Amendments of this Agreement
                          ----------------------------

     This Agreement may be amended by the parties only if such amendment is specifically approved by a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                                  ------------
                          Definitions of Certain Terms
                          ----------------------------

     The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings

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specified in the Investment Company Act and the Rules and Regulations
promulgated thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
                                   ----------
                                 Governing Law
                                 -------------

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X
                                   ---------
                     Limitation of Obligation of Each Fund
                     -------------------------------------

     The obligations of each Fund hereunder shall be limited to the assets of that Fund, shall be separate from the obligations of each other series of the Corporation, and no Fund shall be liable for the obligations of any other series of the Corporation.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.

                            MERCURY QA EQUITY SERIES, INC.
                                  on behalf of each Fund


                            By:
                               ------------------------------
                               Name:
                               Title:



                            MERCURY ASSET MANAGEMENT US,
                            a division of Fund Asset Management, L.P.

                            By:  PRINCETON SERVICES, INC.,
                                     ITS GENERAL PARTNER


                            By:
                               ------------------------------
                               Name:
                               Title:

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                                   APPENDIX A

NAME OF FUND
------------


Mercury QA Large Cap Core Fund
Mercury QA Large Cap Value Fund
Mercury QA Large Cap Growth Fund
Mercury QA Mid Cap Fund
Mercury QA Small Cap Fund
Mercury QA International Fund

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